UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 15, 2021

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2021, Corning Natural Gas Corporation (“Corning Gas”), a wholly-owned subsidiary of Corning Natural Gas Holding Corporation, obtained an $850,000 loan (the “Loan”) from M&T Bank, a New York banking corporation (“M&T”). Corning Gas will use the Loan for short-term general operating expenses and working capital purposes.

To evidence the Loan, Corning Gas issued a term note to M&T in the principal amount of $850,000 (the “Note”). The Note bears interest at a rate equal to 2.6% plus the one-month LIBOR rate, with a floor of 3.1%. The Note is payable in three equal monthly installments on February, March and April 15, 2021; Corning Gas expects to repay the loan from operating revenues.

In connection with the Loan, Corning Gas entered into a credit agreement with M&T (the “Credit Agreement”). The Credit Agreement contains various affirmative and negative covenants including, among others: (i) Corning Gas must maintain a “Total Funded Debt to Tangible Net Worth” ratio of not greater than 1.40 to 1.0, a “Total Funded Debt to EBITDA” ratio of not greater than 3.75 to 1.0, and a minimum “Cash Flow Coverage” of not less than 1.10 to 1.0, in each case measured quarterly based on Corning Gas’s trailing twelve month operating performance; (ii) Corning Gas must deliver to M&T quarterly and annual financial statements, compliance and other documents; and (iii) prohibitions on any sale of all or substantially all of Corning Gas’s assets, acquisitions of substantially all the asset of any other entity, doing business under any assumed name, material changes to its business, purposes, structure or operations which could materially adversely affect Corning Gas, or any merger, consolidation or other similar transaction.

Events of default under the Credit Agreement and Note which permit M&T to exercise its remedies, including immediate acceleration of the principal and interest on the Note, include, among others: (i) default in the payment of principal or interest on the Note, (ii) default by Corning Gas on any other obligation under the Credit Agreement and related documents, (iii) failure to pay when due in any other obligations of Corning Gas which could result in the acceleration of that obligation, (iv) entry of any judgments or order of any court or governmental entity against Corning Gas, (v) various bankruptcy and insolvency events, (vi) any adverse change in Corning Gas, its business, assets, operations, affairs or condition which M&T determines will have a material adverse effect on Corning Gas, its business, assets, operation or condition (financial or otherwise) or on its ability to repay its debts, and (vii) at any time M&T in good faith considers itself insecure with respect to payment of Corning Gas’s obligations to it or other performance of such obligations.

The Loan is subject to Corning Gas’s existing general security agreement with M&T dated August 31, 2020 (the “Security Agreement”). The Security Agreement secures all obligations of Corning Gas to M&T including, without limitation, principal and interest on the Note and any fees and charges. The security interest granted under the Security Agreement covers all personal property of Corning Gas including, among other things, accounts, deposit accounts, general intangibles, inventory, and all fixtures, including, among other things, pipelines, easements, rights of way and compressors in Corning Gas’s gas distribution system. The Security Agreement contains various representations, warranties, covenants and agreements customary in security agreements and various events of default substantially similar to those in the Credit Agreement with remedies under the New York Uniform Commercial Code and the Security Agreement. The Security Agreement was filed as Exhibit 10.3 to Corning Natural Gas Holding Corporation’s Current Report on Form 8-K dated August 21, 2020.

The Note, Credit Agreement and Security Agreement have been previously filed or are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1        Credit Agreement, dated January 15, 2021, between Corning Natural Gas Company and M&T Bank.

Exhibit 10.2        Term Note, dated January 15, 2021, from Corning Natural Gas Corporation to M&T Bank in the principal amount of $850,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Charles A. Lenns
Chief Financial Officer

Dated: January 22, 2021

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